Exhibit 2.1

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                              DATED AUGUST 31, 2005

                                  BY AND AMONG

                                SUPERCLICK, INC.

                                       AND

  CHIRAG PATEL, ANIL PATEL, VIMAL PATEL, BELLA INVESTMENTS, LLC AND NITIN SHAH

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
ARTICLE I.........................................................................................................1
DEFINITIONS.......................................................................................................1
ARTICLE II........................................................................................................8
SALE AND TRANSFER OF MEMBERSHIP INTERESTS; CLOSING................................................................8
   2.1      INTERESTS.............................................................................................8
   2.2      PURCHASE CONSIDERATION................................................................................8
   2.3      OTHER PAYMENTS........................................................................................9
   2.4      CLOSING...............................................................................................9
   2.5      CLOSING DELIVERIES...................................................................................10
ARTICLE III......................................................................................................11
REPRESENTATIONS AND WARRANTIES OF SELLERS........................................................................11
   3.1      ORGANIZATION AND GOOD STANDING.......................................................................11
   3.2      AUTHORITY; NO CONFLICT...............................................................................11
   3.3      CAPITALIZATION.......................................................................................12
   3.4      FINANCIAL STATEMENTS.................................................................................12
   3.5      BOOKS AND RECORDS....................................................................................13
   3.6      TITLE TO PROPERTIES; ENCUMBRANCES....................................................................13
   3.7      CONDITION AND SUFFICIENCY OF ASSETS AND/OR LEASED ASSETS.............................................13
   3.8      ACCOUNTS RECEIVABLE..................................................................................13
   3.9      INVENTORY............................................................................................14
   3.10     NO UNDISCLOSED LIABILITIES...........................................................................14
   3.11     TAXES................................................................................................14
   3.12     NO MATERIAL ADVERSE CHANGE...........................................................................15
   3.13     BENEFIT PLANS........................................................................................15
   3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS......................................16
   3.15     LEGAL PROCEEDINGS; ORDERS............................................................................17
   3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS................................................................18
   3.17     CONTRACTS; NO DEFAULTS...............................................................................19
   3.18     INSURANCE............................................................................................20
   3.19     EMPLOYEES............................................................................................21
   3.20     LABOR DISPUTES; COMPLIANCE...........................................................................22
   3.21     INTELLECTUAL PROPERTY................................................................................22
   3.22     CERTAIN PAYMENTS.....................................................................................24
   3.23     RELATIONSHIPS WITH RELATED PERSONS...................................................................24
   3.24     BROKERS OR FlNDERS...................................................................................25
   3.25     [Intentionally omitted.].............................................................................25
   3.26     DISCLOSURE...........................................................................................25
ARTICLE IV.......................................................................................................25
REPRESENTATIONS AND WARRANTIES BY BUYER..........................................................................25
   4.1      PREEMPTIVE RIGHTS....................................................................................25
   4.2      ORGANIZATION.........................................................................................25
   4.3      CAPITALIZATION.......................................................................................26

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
   4.4      AUTHORITY............................................................................................26
   4.5      NO CONFLICT..........................................................................................26
   4.6      GOVERNMENTAL BODIES..................................................................................27
   4.7      UNTRUE STATEMENTS....................................................................................27
   4.8      MATERIAL ADVERSE EFFECT..............................................................................27
   4.9      NONDISCLOSURE........................................................................................27
   4.10     LEGAL PROCEEDINGS; ORDERS............................................................................28
   4.11     DEFAULT..............................................................................................28
   4.12     CONTROL PERSONS......................................................................................28
   4.14     BROKER COMMISSIONS...................................................................................29
   4.15     SEC FILINGS..........................................................................................29
   4.16     SURVIVAL.............................................................................................29
   4.17     INVESTMENT INTENT....................................................................................29
   4.18     REPORTS; FINANCIAL STATEMENTS........................................................................30
ARTICLE V........................................................................................................31
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.................................................................31
   5.1      REPRESENTATION AND WARRANTIES TRUE AT THE CLOSING DATE...............................................31
   5.2      NO MATERIAL ADVERSE CHANGE...........................................................................31
   5.3      SELLERS' PERFORMANCE.................................................................................31
   5.4      CERTIFICATES OF GOOD STANDING........................................................................31
   5.5      OWNERSHIP OF INTERESTS...............................................................................31
   5.6      NO PROHIBITION OF TRANSACTION........................................................................31
   5.7      COMPLIANCE WITH LAW..................................................................................32
   5.8      DOCUMENTATION AND CONSENTS...........................................................................32
   5.9      EMPLOYMENT AGREEMENTS................................................................................32
   5.10     CONSENTS TO ASSIGNMENTS..............................................................................32
   5.11     RESIGNATIONS.........................................................................................32
   5.12     SELLERS' RELEASE.....................................................................................32
   5.13     DUE DILIGENCE........................................................................................32
   5.14     [Intentionally omitted.].............................................................................33
   5.15     RECORDS..............................................................................................33
   5.16     [Intentionally omitted.].............................................................................33
   5.17     OTHER DOCUMENTS AND ASPECTS OF THE TRANSACTION.......................................................33
   5.18     ACTIONS SATISFACTORY.................................................................................33
ARTICLE VI.......................................................................................................33
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS...............................................................33
   6.1      REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE..............................................33
   6.2      NO MATERIAL ADVERSE CHANGE...........................................................................33
   6.2      INDEMNITY AGREEMENT..................................................................................33
   6.3      BUYER'S PERFORMANCE..................................................................................33
   6.4      OPINION OF BUYER'S COUNSEL...........................................................................34
   6.5      CONTINUED LISTING....................................................................................34
   6.6      EMPLOYMENT AGREEMENTS................................................................................34
   6.7      NO PROHIBITION OF TRANSACTION........................................................................34
   6.8      COMPLIANCE WITH LAW..................................................................................34
   6.9      MEMBERS' RELEASE.....................................................................................34
ARTICLE VII......................................................................................................34
COVENANTS OF SELLERS PRIOR TO CLOSING DATE.......................................................................34

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
   7.1      ACCESS AND INVESTIGATION.............................................................................34
   7.2      OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY..................................................35
   7.3      NEGATIVE COVENANT....................................................................................35
   7.4      APPROVALS OF GOVERNMENTAL BODIES.....................................................................35
   7.5      NOTIFICATION.........................................................................................35
   7.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS...........................................................35
   7.7      NO NEGOTIATION.......................................................................................35
   7.8      BEST EFFORTS.........................................................................................36
ARTICLE VIII.....................................................................................................36
COVENANTS OF BUYER PRIOR TO CLOSING DATE.........................................................................36
   8.1      APPROVALS OF GOVERNMENTAL BODIES.....................................................................36
   8.2      NOTIFICATION.........................................................................................36
   8.3      BEST EFFORTS.........................................................................................36
ARTICLE IX.......................................................................................................36
COVENANTS OF SELLERS AND BUYER SUBSEQUENT TO THE CLOSING DATE....................................................36
   9.1      FURTHER ASSURANCES...................................................................................36
   9.2      FURTHER CONSENTS.....................................................................................36
   9.3      SEC REPORTS..........................................................................................37
ARTICLE X........................................................................................................37
MUTUAL COVENANTS.................................................................................................37
   10.1     EXPENSES.............................................................................................37
   10.2     PUBLIC ANNOUNCEMENTS.................................................................................37
   10.3     CONFIDENTIALITY......................................................................................37
ARTICLE XI.......................................................................................................38
INDEMNIFICATION; REMEDIES........................................................................................38
   11.1     SURVIVAL.............................................................................................38
   11.2     TIME LIMITATIONS.....................................................................................38
   11.3     INDEMNIFICATION BY SELLERS...........................................................................38
   11.4     INDEMNIFICATION BY BUYER.............................................................................39
   11.5     PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS..................................................39
   11.6     EXCLUSIVITY OF INDEMNIFICATION FOR CONTRACTUAL BREACHES..............................................40
ARTICLE XII......................................................................................................40
TERMINATION......................................................................................................40
   12.1     TERMINATION EVENTS...................................................................................40
   12.2     EFFECT OF TERMINATION................................................................................41
ARTICLE XIII.....................................................................................................41
MISCELLANEOUS....................................................................................................41
   13.1     NOTICES..............................................................................................41
   13.2     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL........................................................42
   13.3     FURTHER ASSURANCES...................................................................................43
   13.4     WAIVER...............................................................................................43
   13.5     ENTIRE AGREEMENT AND MODIFICATION....................................................................43
   13.6     ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS....................................................43
   13.7     SEVERABILITY.........................................................................................44
   13.8     SECTION HEADINGS, CONSTRUCTION.......................................................................44
   13.9     TIME OF ESSENCE......................................................................................44
   13.10    COUNTERPARTS.........................................................................................44

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
EXHIBITS.........................................................................................................46
   Exhibit 2.5(b)(ii)    Secured Convertible Promissory Note issuable to Hotel Net LLC Shareholders..............47
   Exhibit 2.5(b)(iii)   Earn-Out Convertible Promissory Note....................................................47
   Exhibit 2.5(b)(v)     Earn-Out Agreement......................................................................47
   Exhibit 2.5(b)(vi)    Member's Release Agreement..............................................................47
   Exhibit 5.9(a)        Employment Agreement with Chirag Patel..................................................47
   Exhibit 5.9(b)        Employment Agreement with Anil Patel....................................................47
   Exhibit 5.9(c)        Employment Agreement with Vimal Patel...................................................47
   Exhibit 5.9(d)        Employment Agreement with Brandon Dunn..................................................47
DISCLOSURE LETTER................................................................................................48
   Section 3.3    Capitalization.................................................................................48
   Section 3.8    Accounts Receivable............................................................................48
   Section 3.9    Inventory......................................................................................48
   Section 3.10   No Undisclosed Liabilities.....................................................................48
   Section 3.11   Taxes..........................................................................................48
   Section 3.12   No Material Adverse Change.....................................................................48
   Section 3.13   Benefit Plans..................................................................................48
   Section 3.14   Compliance with Legal Requirements; Governmental Authorizations................................48
   Section 3.15   Legal Proceedings; Orders......................................................................48
   Section 3.16   Absence of Certain Changes and Events..........................................................48
   Section 3.17   Contracts; No Defaults.........................................................................48
   Section 3.18   Insurance......................................................................................48
   Section 3.22   Intellectual Property..........................................................................48

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

      THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (hereinafter referred to as this "Agreement"), dated as of August 31, 2005 among SUPERCLICK, INC., a Washington corporation (hereinafter referred to as the "Buyer"), CHIRAG PATEL, an individual residing in Georgia, ANIL PATEL, an individual residing in Florida, VIMAL PATEL, an individual residing in Florida, BELLA INVESTMENTS, LLC, a Georgia Limited Liability Company, and NITIN SHAH, an individual residing in Georgia, which shall be collectively referred to hereinafter as "Sellers" or the "Members," or individually as a "Seller" or "Member." The Buyer and the Sellers shall be collectively referred to hereinafter as the "Parties."

      WHEREAS, Sellers own membership interests of Hotel Net LLC (hereinafter referred to as the "Interests"), a Georgia limited liability company (the "Acquired Company"), which constitute 100% of the issued and outstanding Interests of the Acquired Company;

      WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the Interests that they own of the Acquired Company.

      NOW, THEREFORE, in consideration of the foregoing, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1:

"Accounts Receivable" - as defined in Section 3.8.

"Acquired Company" - HotelNet, LLC.

"Atlanta Office" - Chirag Patel, Dipan Patel, Amil Patel and Vimal Patel.

"Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Binder Stock" - as defined in Section 2.2.

"Buyer" - Superclick, Inc.

"Buyer Audit Date" -- as defined in Section 4.8.


                                       1
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"Buyer's Disclosure Letter" - the disclosure letter delivered by Buyer to
Sellers concurrently with the execution and delivery of this Agreement.

"Buyer Material Adverse Effect" - means any circumstance(s) or event(s), the result of which would have, or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of Buyer and its Subsidiaries or on the Contemplated Transactions.

"Buyer SEC Reports" -- as defined in Section 4.19.

"Closing" -- as defined in Section 2.4.

"Closing Date" -- shall mean August 31, 2005, or such other date and time mutually agreed to among the parties hereto.

"Closing Shares" - as defined in Section 2.5(b)(iv).

"Code" -- the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"Consent" -- any approval, consent, ratification, permission, waiver or other authorization (including any Governmental Authorization).

"Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including, but not limited to:

      (i) the sale of the Interests by Sellers to Buyer;

      (ii) the execution, delivery and performance of the Promissory Notes, the Employment Agreements, and the Releases;

      (iii) the performance by Buyer and Sellers of their respective covenants and obligations hereunder;

      (iv) Buyer's acquisition and exercise of control over the Acquired Company; and

      (v) any change in the managers, officers or other key employees of the Acquired Company.

"Contract" -- any agreement, contract, instrument, indenture, guaranty, power of attorney, commitment, promise, assurance, obligation or undertaking.

"Conversion Shares" -- as defined in Section 3.2.


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"Copyrights" -- as defined in Section 3.21(a).

"Damages" -- as defined in Section 11.3.

"Director's Plans" -- as defined in Section 3.13(a).

"Disclosure Letter" -- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement; provided that on or prior to 12:00 noon (San Diego, California time) Wednesday, August 31, 2005, Sellers shall have the right to update the Disclosure Letter solely with respect to (i) cross referencing information contained in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement with the appropriate section numbers of the Agreement, (ii) compiling Exhibits referenced in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement, and (iii) disclosing consents that Sellers are required to obtain from third parties who are parties to agreements set forth in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement.

"Employment Agreements" -- as defined in Section 5.9.

"Encumbrance" -- any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, intrusion, covenant, infringement, interference, Order, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any kind, including, but not limited to, restriction on the use, voting (in the case of any security), transfer, receipt of income or other exercise of any other attribute of ownership.

"ERISA" -- the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

"Exchange Act" - shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

"Facilities" -- any real property, leaseholds or other interests currently or formerly owned or operated by the Acquired Company (or any predecessor Person) and/or any buildings, plants, structures or equipment of the Acquired Company (or any predecessor Person).

"Financial Reports" -- as defined in Section 3.4(a).

"GAAP" -- generally accepted United States accounting principles applied on a basis consistent with the basis on which financial statements referred to were prepared.

"Governmental Authorization" -- any permit, license, franchise, approval, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

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"Governmental Body" -- any:

      (i) nation, kingdom, republic, confederation, principality, state, commonwealth, province, territory, canton, country, parish, city, town, township, municipality, village, hamlet, borough, district or other jurisdiction of any nature;

      (ii) federal, state, local, municipal, foreign or other government;

      (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, ministry, service, system, corps, administration, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, organ, body or entity and any court or other tribunal);

      (iv) multi-national organization or body; or

      (v) body exercising, entitled or purporting to exercise, any executive, legislative, judicial, administrative, regulatory, police or taxing authority or power of any nature.

"Indemnified Persons" -- as defined in Section 11.3.

"Indemnity Agreement" -- as defined in Section 2.4(b)(vi).

"Intellectual Property Assets" -- as defined in Section 3.21(a)

"Interim Balance Sheet" -- as defined in Section 3.4.

"Knowledge" -- an individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

      (i) such individual is actually aware of such fact or other matter; or

      (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter.

A Person (other than an individual) shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, or employee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement" -- any federal, state, local, municipal, foreign or other law, statute, legislation, bill, act, enactment, constitution, resolution, proposition, initiative, canon, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, guideline, or interpretation issued, enacted, adopted, passed, approved, ratified, endorsed, promulgated, made, entered, rendered, published or implemented by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction.

"Marks" -- as defined in Section 3.21(a).

"Material Adverse Effect" - means any circumstance(s) or event(s), the result of which would have, or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of the Acquired Company or on the Contemplated Transactions.

"Membership Interests" or "Interests" - the membership interests in the Acquired Company being transferred hereunder.

"Order" -- any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person shall be deemed to have been taken in the "Ordinary Course of Business" only if:

      (i) such action is recurring in nature, is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

      (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), is not required to be authorized by the parent company (if any) of such Person and does not require any other separate or special authorization of any nature; and

      (iii) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" -- (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(iv) any charter or similar document adopted or filed in connection with the formation, creation, constitution or organization of a Person; and (v) any amendment to any of the foregoing.

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"Patents" -- as defined in Section 3.21(a).

"Person" -- any individual, corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Body.

"Plan" -- any "employee benefit plan," as defined in Section 3(3) of ERISA, that covers any employee or former employee of any of the Companies.

"Proceeding" -- any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Promissory Notes" -- as defined in Section 2.5(b)(iii) and (iv).

"Purchase Price" -- as defined in Section 2.2.

"Quota" - as defined in Section 2.3(a).

"Related Person" -- with respect to a particular individual:

      (i) each other member of such individual's Family;

      (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

      (iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

      (iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, employee, general partner, executor or trustee (or in a similar capacity).

(for purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual and "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person).

With respect to a specified Person other than an individual:

      (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

      (b) any Person that holds a Material Interest in such specified Person;

      (c) each Person that serves as a director, officer, employee, general partner, executor or trustee of such specified Person (or in a similar capacity);

      (d) any Person in which such specified Person holds a Material Interest;
and

      (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

"Rights in Mask Works" -- as defined in Section 3.21(a).

"SEC" -- as defined in Section 3.4.

"Securities Act" -- the Securities Act of 1933, as amended from time to time, or any successor law.

"Sellers" -- as defined in the first paragraph of this Agreement.

"Sellers' Release" -- as defined in Section 5.12.

"Subsidiary" -- with respect to any Person ("owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having that power only upon the happening of a contingency that has not occurred) are held by owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means Subsidiary of the Buyer.

"Tax" -- any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or pursuant to any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

"Tax Return" -- any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threatened" -- a claim, Proceeding, dispute, action or other matter shall be deemed to have been "Threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

"Transaction" - as defined in the second paragraph of this Agreement.

"Transaction Agreements" -- shall refer to this Agreement and all agreements described herein to be executed and delivered as part of the Contemplated Transaction.

"Trade Secrets" -- as defined in Section 3.21(a).

ARTICLE II

SALE AND TRANSFER OF MEMBERSHIP INTERESTS; CLOSING.

2.1 INTERESTS

      (a) Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Interests owned by each Seller.

      (b) Each Seller shall deliver to Buyer a transfer and assignment or such other documents of transfer as shall be appropriate representing 100% of the Seller's Membership Interests of the Acquired Company.

2.2 PURCHASE CONSIDERATION. The purchase consideration (hereinafter referred to as the "Purchase Consideration") for the Interests shall be as follows:

      (a) One Hundred Twenty Seven Thousand Six Hundred Dollars ($127,600) in cash to be paid via wire transfer at Closing to the Sellers in such amounts as directed by the Sellers at Closing, and of which, $50,000 shall be allocated to Nitin Shah.

      (b) One Million Five Hundred Thousand (1,500,000) shares of restricted common stock of the Buyer ("Binder Stock") which was previously delivered to the Acquired Company and which the Acquired Company has or shall distribute to each of the Sellers.

      (c) One Million One Hundred Fifty Thousand (1,150,000) shares of the Buyer's restricted common stock which shall be delivered at Closing by delivery of certificates fully executed and authorized by the Buyer to each of the Sellers in such amounts as the Sellers shall direct at Closing, and of which, 490,000 shares shall be allocated to Nitin Shah. In the event any fractional shares will be required to be delivered, the number of shares of Buyer common stock to be issued to any Seller shall be rounded up to the nearest number of whole shares.

      (d) Convertible promissory notes each made by the Buyer in the aggregate principal amount of Three Hundred Fifty Thousand Dollars ($350,000) (with separate notes being delivered to each Seller in such amounts as the Sellers shall direct at Closing) due on January 1, 2006 in the form of Exhibit 2.5(b)(ii) hereto.

      (e) Buyer shall pay to Sellers by no later than the date which is 240 days following the date of Closing, the sum of Two Hundred Thousand Dollars ($200,000), less the amount by which the Acquired Company's Accounts Payable exceed the Acquired Company's Accounts Receivable as of the Closing Date, determined consistently with the Buyer's prior accounting practices. Sellers shall give direction at Closing to the Buyer regarding how any payment hereunder shall be allocated to the Sellers. Buyer shall, within ninety (90) days of the date of Closing, notify the Sellers if Buyer determines that the Accounts Payable exceeded the Accounts Receivable and, consequently, that an adjustment in the $200,000 payment is due, which notice shall be accompanied by the specific findings and any information necessary to test or review the findings. In such case, any Seller has thirty (30) days to object to such adjustment and, if the issue cannot be resolved within one hundred and fifty (150) days from the date of Closing, either party may submit the matter to binding arbitration before a single arbitrator located in the San Diego, California metropolitan area pursuant to the rules of the American Arbitration Association for the resolution of commercial disputes. The determination of the arbitrator shall be final and binding to all parties. In the event that the Seller fails to make the payment required by this subparagraph within such 240-day period, interest shall accrue, retroactively from the date of Closing, at the rate of nine percent (9%) per annum.

      (f) An Earn-Out Agreement between Buyer and the Atlanta Office in the form of Exhibit 2.5(b)(v) attached hereto.

2.3 OTHER PAYMENTS. In addition to the Purchase Consideration described in
Section 2.2, at Closing Buyer shall pay, on behalf of the Acquired Company, the following amounts:

      (a) Repayment of the following Acquired Company outstanding loans:

            Anil Patel                         $26,040
            Chirag Patel                       $49,593
            Chintu Patel                       $50,000
            Vimal Patel                        $ 7,401
            Bella Investments, LLC             $47,500
            Chetan Patel                       $35,000
            Nitin Shah                         $50,000
            RBC                                $34,275

      (b) Payment of legal, accounting and professional fees incurred in connection with the Contemplated Transaction up to a maximum of $ 22,591.

      (c) Buyer shall deliver at Closing fully paid and non-assessable shares of its restricted common stock to the following employees of Acquired Company as compensation:

            Employee                  Number of Shares
            --------                  ----------------

            Kirtan Patel              50,000
            Brandon Dunn              10,000
            Barbara Stafford          10,000
            T.M. Ashok Kumar          20,000
            David Tyre                10,000

2.4 CLOSING. The purchase and sale provided for in this Agreement shall take place at the offices of Michael L. Corrigan, 4275 Executive Square Suite 215, La Jolla, California 92037, counsel for Buyer, at 1:00 p.m. (San Diego time) on August 31, 2005, or at such other time and place as the parties hereto shall mutually agree (hereinafter referred to as the "Closing"). Subject to the provisions of Section 12, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder.

2.5 CLOSING DELIVERIES. At the Closing:

      (a) Sellers shall deliver, or cause to be delivered, to Buyer:

      (i) Certificates representing the number of Interests to be sold by each Seller hereunder to be delivered to the Buyer fully endorsed. Each Seller agrees to furnish to the Buyer such other documentation which may be reasonably necessary or appropriate to transfer record ownership of the Interests to the Buyer;
      (ii) the Employment Agreements for each of the persons comprising the Atlanta Office in the form attached as Exhibits 5.9(a) through (d). Chirag Patel shall also be committed to serve under full-time employment, or no less than 40 hours per week, to the Buyer through December 31, 2005 and for no less than 10 hours per week from January 1, 2006 through December 31, 2006;
      (iii) such other documents, instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Buyer; and

      (b) Buyer shall deliver, or cause to be delivered, to Sellers:

      (i) One Hundred Twenty Seven Thousand Six Hundred (USD$127,600.00) dollars in cash;
      (ii) Convertible promissory notes payable to Sellers in the aggregate principal amount of $350,000.00 in the form of Exhibit 2.5(b)(ii) (hereinafter referred to as the "Promissory Note");
      (iii) a certificate(s) of 1,150,000 shares of the Buyer's restricted common stock (the "Closing Shares"), which in addition to the 1,500,000 shares of Binder Stock issued to Seller concurrent with the signed Letter of Intent ("LOI") equal 2,750,000 shares (the "Purchase Price");
      (iv) the opinion of Buyer's counsel required pursuant to Section 6.5 hereof;
      (v)   "Earn-Out Agreement" as referred to in 2.2(f);
      (vi)  Member's Release Agreement in the form of Exhibit 2.5(b)(vi); and
      (vii) such other documents instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Sellers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, other than Nitin Shah who is joining in making these representations and warranties only with respect to Sections 3.1, 3.2 and 3.3, jointly and severally represent and warrant to Buyer that, as of the date of this Agreement, all of the following are true and correct in all material respects:

3.1 ORGANIZATION AND GOOD STANDING. The Acquired Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

3.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms for a period of two years from the Closing Date of this Agreement. Upon the execution and delivery by Sellers of the Releases, those documents will constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Each Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Employment Agreements, the Releases and each other document contemplated hereunder or thereunder and to perform their obligations hereunder and thereunder. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

      (a) contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the Organizational Documents of the Acquired Company or (ii) any resolution adopted by the board of directors or the members or managers of the Acquired Company;

      (b) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any Legal Requirement or any Order to which the Acquired Company or either Company, any Seller, or any of the assets owned or used by the Acquired Company, may be subject, except that, which would not have a Material Adverse Effect;

      (c) cause the Acquired Company to become subject to, or to become liable for the payment of, any Tax;

      (d) cause any of the assets owned by the Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

      (e) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any of the terms or requirements of, or give any Governmental Body the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company, except that, which could not have a Material Adverse Effect;

      (f) contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which the Acquired Company or any Seller is a party or under which the Acquired Company has any rights, or by which the Acquired Company or any Seller, or any of the assets owned or used by the Acquired Company, may be bound, except that, which could not have a Material Adverse Effect; or

      (g) result (with or without notice or lapse of time) in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Company;

The Acquired Company is not nor will be required to give any notice to or obtain any Consent from, and no Seller is or will be required to give any notice to or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, other than the consent of the Members. Sellers are acquiring the Promissory Notes and, if applicable, the shares of Buyer's common stock issuable upon conversion of the Promissory Notes (hereinafter referred to as the "Conversion Shares") for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller acknowledges that such Seller has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of Buyer concerning the financial and other affairs of Buyer, and to the extent deemed necessary in light of such personal knowledge of the Buyer's affairs, such Seller has asked such questions and received answers to the full satisfaction of such Seller. Each Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Promissory Notes or Conversion Shares or the fairness of suitability of the investment in the Promissory Notes or Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Promissory Notes or Conversion Shares.

3.3 CAPITALIZATION. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Interests, free and clear of all Encumbrances. Collectively, these individuals represent the Sellers and this represents 100% of the Acquired Company's Interests.

All of the outstanding equity securities of the Acquired Company are owned of record and beneficially by the Sellers. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Interests.

3.4 FINANCIAL STATEMENTS.

      (a) Sellers have made available to Buyer, the Buyer's annual financial statements as of December 31, 2003 and December 31, 2004 (the "Annual Financial Statements") (the balance sheet as of December 31, 2004 being referred to herein as the "Annual Balance Sheet"), and the interim financial statement dated as of June 30, 2005 (the "Interim Financial Statement") (the interim balance sheet as of June 30, 2005 being referred to herein as the "Interim Balance Sheet"). Each of the Annual Financial Statements and the Interim Financial Statement presents a true and fair view of the financial condition and assets and liabilities or the results of operation of the Acquired Company as of the dates and for the periods indicated. The Annual Financial Statements were prepared in accordance with GAAP, applicable to the business of the Acquired Company consistently applied in accordance with past accounting practices, with any Interim Financial Statements having been prepared internally to fairly present the financial condition of the Acquired Company. Since December 31, 2004, there have been material adverse changes to the business, financial condition, results of operations or prospects of the Acquired Company from that described and reflected in the Interim Financial Statements.

Since the Acquired Company's inception, wherever required to make filings under any Legal Requirement has filed with the applicable Governmental Bodies all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by it, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that could not have a Material Adverse Effect.

      (b) The Acquired Company is not and has not been required to file any reports with the SEC.

3.5 BOOKS AND RECORDS. The books of account and other records of the Acquired Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of the Acquired Company with the original copies being available to the Buyer.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Acquired Company has no ownership interest in any real property.

3.7 CONDITION AND SUFFICIENCY OF ASSETS AND/OR LEASED ASSETS. The buildings, plants, structures and equipment of the Acquired Company, whether owned or leased by the Acquired Company, is, to the knowledge of the Sellers, structurally sound, in good operating condition and repair and adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs. The building, plants, structures and equipment of the Acquired Company that are either owned or leased by the Acquired Company are sufficient for the continued conduct of the Acquired Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Company as reflected on the Annual Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Company as of the Closing Date (referred to collectively as the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and, to the Knowledge of each Seller, collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the accounts receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or is scheduled to be collected in full, without any setoff, within 90 days after the day on which it first becomes due and payable. Except as set forth in Section 3.8 of the Disclosure Letter, there is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, contained in any agreement with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Acquired Company has made available to the Buyer a list of all Accounts Receivable of the Corporation as of the date of the Interim Balance Sheet, which list is correct and complete in all material respects and sets forth the aging of such Accounts Receivable.

3.9 INVENTORY. All inventory of the Acquired Company, whether or not reflected in the Annual Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Annual Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Company as of the Closing Date, as the case may be. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are reasonable and warranted in the present circumstances of the Acquired Company. All work in process and finished-goods inventory is free of any defect or other deficiency.

3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 3.10 of the Disclosure Letter, the Acquired Company has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Annual Balance Sheet or the Interim Balance Sheet.

3.11 TAXES. The Acquired Company has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by the Acquired Company pursuant to the Legal Requirements of each Governmental Body with taxing power over them or their assets. Sellers have made available to Buyer copies of, and Section 3.11 of the Disclosure Letter lists, all such Tax Returns filed since fiscal year ended December 31, 2003. The Acquired Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by Sellers or the Acquired Company, except such Taxes, if any, as are set forth in Section 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Annual Balance Sheet and the Interim Balance Sheet. the Section 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Acquired Company for all taxable years since December 31, 2003, and the resulting deficiencies proposed by the Internal Revenue Service. Except as set forth in Section 3.11 of the Disclosure Letter, the Acquired Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Acquired Company or for which the Acquired Company may be liable. The charges, accruals and reserves with respect to Taxes on the respective books of the Acquired Company are adequate (determined in accordance with GAAP). There exists no proposed tax assessment against the Acquired Company, except as disclosed in the Balance Sheet or in Section 3.11 of the Disclosure Letter. All Taxes that the Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person, except where the failure to withhold, collect or pay does not have a Material Adverse Effect. All Tax Returns filed by the Acquired Company are true, correct and complete in all material respects. There is no tax sharing agreement that will require any payment by the Acquired Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 3.12 of the Disclosure Letter, since the date of the Annual Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Acquired Company or any event, condition or contingency that is likely to result in such a material adverse change.

3.13 BENEFIT PLANS.

      (a) The Acquired Company does not maintain any pension, retirement, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as defined in Section 3 of ERISA), incentive compensation plan or fringe benefit or any combination of the foregoing established, maintained, sponsored, contributed to or otherwise participated in by the Acquired Company for any of the employees or past employees of the Acquired Company at any time prior to the Closing Date.

      (b) Section 3.13(b) of the Disclosure Letter lists all outstanding employment or consulting, severance or termination agreements or other similar commitments which cover any past, present or retired director, officer or employee of the Acquired Company and a list of prerequisites and other fringe benefits being made available, or scheduled to be made, to them, copies of each of which have heretofore been delivered to Buyer.

      (c) The Acquired Company has no liability and Sellers have no liability with respect to the Acquired Company to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code or any funded welfare benefit plan, including any liability imposed by Sections 412, 4971, 4972, 4976, 4977, 4978, 4978A, 4979, 4979A and 4980 of the Code.

      (d) The Acquired Company does not, and Sellers do not with respect to the Acquired Company, maintain or contribute to, and have not participated in or agreed to participate in, a Multi-employer plan as defined in Section 4001(a)(3) of ERISA and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multi-employer Plan which could result in any liability of the Acquired Company or Buyer with respect to the Acquired Company to a Multi-Employer Plan.

      (e) Section 3.13(e) of the Disclosure Letter lists, and Sellers have made available to Buyer a true and complete set of all personnel and employment policies and manuals of the Acquired Company.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

      (a) Except as set forth in Section 3.14 of the Disclosure Letter:

            (i) the Acquired Company is, and at all times has been, in compliance with each Legal Requirement of which the Sellers have knowledge that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where such failure to comply does not result in a Material Adverse Effect;

            (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Acquired Company of, or a failure on the part of the Acquired Company to comply with, any Legal Requirement of which the Sellers have knowledge, except where such violation or failure does not result in a Material Adverse Effect; and

            (iii) the Acquired Company has not received any written notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Governmental Authorization or (B) any actual, alleged, possible or potential revocation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      (b) Section 3.14 of the Disclosure Letter identifies each Governmental Authorization that is held by the Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Acquired Company. Each Governmental Authorization identified or required to be identified in
Section 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Section 3.14 of the Disclosure Letter:

      (i) the Acquired Company is, and at all times, has been in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter;

      (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter;

      (iii) the Acquired Company has not received any written notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any Governmental Authorization which, with respect to (A) and (B) would result in a Material Adverse Effect; and

      (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Section 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where such failure does not result in a Material Adverse Effect.

The Governmental Authorizations identified in Section 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Company to conduct and operate their businesses in the manner in which such businesses are currently conducted and operated and to permit the Companies to own and use their assets in the manner in which such assets are currently owned and used.

3.15 LEGAL PROCEEDINGS; ORDERS.

      (a) Except as set forth in Section 3.15 of the Disclosure Letter, there is no pending Proceeding:

            (i) that has been commenced by or against the Acquired Company or that otherwise relates to or might adversely affect the business of, or any of the assets owned or used by, the Acquired Company; or

            (ii) that challenges, or that might have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of each Seller and the Acquired Company, (1) no such Proceeding has been Threatened and (2) no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have made available to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding identified in Section 3.15 of the Disclosure Letter. The Proceedings identified in Section 3.15 of the Disclosure Letter will not have a Material Adverse Effect.

      (b) Except as set forth in Section 3.15 of the Disclosure Letter, to each Seller's knowledge:

            (i) there is no Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject;

            (ii) no Seller is subject to any Order that relates to the business of, or to any of the assets owned or used by, the Acquired Company; and

            (iii) no officer, director or employee of the Acquired Company is subject to any Order that prohibits such officer, director or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Acquired Company.

      (c) Except as set forth in Section 3.15 of the Disclosure Letter:

            (i) the Acquired Company is, and at all times has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject, except where such failure to comply does not result in a Material Adverse Effect;

            (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject, except where such violation or failure does not result in a Material Adverse Effect; and

            (iii) the Acquired Company has not received any written noticeor from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.

      (a) Except as set forth in Section 3.16 of the Disclosure Letter, since December 31, 2004, the Acquired Company has conducted their businesses only in the Ordinary Course of Business and there has not been any:

            (i) change in the Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (ii) amendment to the Organizational Documents of the Acquired Company;

            (iii) payment or increase by the Acquired Company of any bonuses, salaries, or other compensation to any manager, officer, employee, or member (except to managers, officers, employees, or members in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (iv) adoption of, or increase in, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Acquired Company;

            (v) damage, destruction, or loss to any asset or property of the Acquired Company, whether or not covered by insurance, affecting materially and adversely the properties, assets, business, financial condition, or prospects of the Acquired Company, taken as a whole;

            (vi) entry into, termination, or receipt of notice of termination of
(a) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by the Acquired Company of at least $25,000;

            (vii) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Acquired Company, including, without limitation, the sale, lease, or other disposition of any Intellectual Property Assets;

            (viii) cancellation or waiver of any claims or rights with a value to the Acquired Company in excess of $25,000;

            (ix) conduct of business or entering into any transaction, other than in the Ordinary Course of Business of the Acquired Company;

            (x) material change in the accounting methods followed by the Acquired Company; and

            (xi) agreement, whether or not in writing, to do any of the foregoing by the Acquired Company.

3.17 CONTRACTS; NO DEFAULTS.

      (a) Except as set forth in Section 3.17 of the Disclosure Letter, Sellers have delivered to Buyer copies of all Contracts described in (i) through (xv) below to which the Acquired Company is a party or by which the Acquired Company is bound.

            (i) Each Contract that involves performance of services or delivery of goods and/or materials the Acquired Company of an amount or value in excess of $25,000;

            (ii) Each Contract that involves performance of services or delivery of goods and/or materials to the Acquired Company of an amount or value in excess of $25,000;

            (iii) Each Contract not in the Ordinary Course of Business involving expenditures or receipts of the Acquired Company in excess of $25,000;

            (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

            (v) Each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of Intellectual Property Assets;

            (vi) Each Contract to which any employee, consultant, or contractor of the Acquired Company is bound which in any manner purports to (A) restrict such employee's, consultant's, or contractor's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person such employee's, consultant's, or contractor's rights to any invention, improvement, or discovery;

            (vii) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

            (viii) Each joint venture, partnership or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Acquired Company with any other Person;

            (ix) Each Contract containing covenants which in any way purport to restrict the Acquired Company's business activity or purport to limit the freedom of the Acquired Company to engage in any line of business or to compete with any Person;

            (x) Each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

            (xi) Each power of attorney which is currently effective and outstanding;

            (xii) Each Contract entered into other than in the Ordinary Course of Business which contains or provides for an express undertaking by the Acquired Company to be responsible for consequential damages;

            (xiii) Each Contract for capital expenditures in excess of $25,000;

            (xiv) Each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Acquired Company other than in the Ordinary Course of Business; and

            (xv) Each amendment, supplement, and modification (whether written or oral) in respect of any of the foregoing.

      (b) Except as set forth in Section 3.17 of the Disclosure Letter, all of the Contracts listed in the Disclosure Letter pursuant to paragraph (a) hereof are in full force and effect, are valid and enforceable in accordance with their terms, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder, other than that which does not cause a Material Adverse Effect. The terms and conditions of all such Contracts are reasonable and customary in the industries and trades in which the Acquired Company operates, and there are no extraordinary terms contained therein.

      (c) There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Acquired Company under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation. No such Person has made written demand for such renegotiation.

      (d) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with another Person, or any consideration having been paid or promised, which is or would be in violation of any Legal Requirement.

3.18 INSURANCE.

      (a) Section 3.18(a) of the Disclosure Letter contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers compensation, and other forms of insurance owned or held by the Acquired Company. identifying Copies of such policies have been made available to Buyer or are attached to the Disclosure Letter.

      (b) [Intentionally omitted.]

      (c) Except as set forth in Section 3.18(c) of the Disclosure Letter, neither Sellers nor the Acquired Company has received, (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

3.19 EMPLOYEES. Section 3.19 of the Disclosure Letter contains a current list setting forth the following information for each employee or manager of the Acquired Company, including, without limitation, each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and showing any change in compensation since December 31, 2004; vacation accrued and service credited for purposes of vesting and eligibility to participate under the Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including, without limitation, investment credit or payroll stock ownership) severance pay, insurance, medical, welfare and vacation plans, other or any director plan. To the Knowledge of each Seller, no former or current employee or current or former manager of the Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, non-competition or proprietary rights agreement between such employee or director and any other entity or person ("Proprietary Rights Agreement") which in any way adversely affected, affects or will affect
(i) the performance of his duties as an employee or director of the Acquired Company or (ii) the Acquired Company's ability to conduct the Acquired Company's business, including, without limitation, any Proprietary Rights Agreement with Sellers or the Acquired Company by any such employee or director. At Buyer's request, Sellers shall assign to Buyer or, at Buyer's request, Sellers shall use their Best Efforts to enforce, at Sellers' expense, any or all of their rights under any Proprietary Rights Agreements against Sellers' former and current employees or former or current managers with respect to the Acquired Company's business. To each Seller's Knowledge, no manager, officer or other key employee of the Acquired Company intends to terminate his employment with the Acquired Company. At Buyer's request, Sellers shall (and prior to the Closing Date shall cause the Acquired Company to) use their Best Efforts in order that Buyer may enjoy to the extent permitted by law the Acquired Company's record rating and benefits under the worker's compensation laws and unemployment compensation laws of the states and countries in which there is coverage of employees of the Acquired Company, any of whom may be employees of the Acquired Company after the Closing Date.

Sellers have set forth in Section 3.19 of the Disclosure Letter a current list setting forth the following for each retired employee or director or their dependents of the Acquired Company's receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.20 LABOR DISPUTES; COMPLIANCE. The Acquired Company has not been, nor is a party to any collective bargaining or other labor Contract. There has not been, and there is not presently pending or existing, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity or other labor dispute against or affecting the Acquired Company or the premises of any of them, or to the best of Sellers' Knowledge threatened, and no application for certification of a collective bargaining agent is pending, or to the best of Sellers' Knowledge threatened. No facts or circumstances exist which could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Company, nor is any such action contemplated by any of them. The Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. The Acquired Company is not liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.21 INTELLECTUAL PROPERTY.

      (a) Intellectual Property Assets: The term "Intellectual Property Assets" shall include the Acquired Company's name, all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications (collectively "Marks"), all patents and patent applications (collectively "Patents"), all copyrights in both published works and unpublished works which are material to the business (hereinafter referred to as the "Copyrights"), all rights in mask works (collectively "Rights in Mask Works"), and all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints ("Trade Secrets") owned, used or licensed by the Acquired Company as licensee or licensor.

      (b) Agreements: Except for any license implied by the sale of a product and common software programs with a value of less than $25,000, Section 3.21 of the Disclosure Letter is an accurate and complete listing and summary description, including any royalties paid or received by the Acquired Company, of all agreements relating to the Intellectual Property Assets to which the Acquired Company is a party. There are no outstanding and, to the Knowledge of each Seller, no threatened disputes or disagreements with respect to any such agreement.

      (c) Know-How Necessary for the Business:

            (i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Company's business as it is currently conducted. The Acquired Company is the owner of all right, title and interest in and to each of the Intellectual Property Assets free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims and has the right to use without payment to a third party all the Intellectual Property Assets.

            (ii) All employees of the Acquired Company have executed written agreements with the businesses that are majority-owned by the Acquired Company ("Affiliate Company") which assigns to one or more of the Affiliate Company all rights to any inventions, improvements, discoveries or information which relate to the business of the Acquired Company.

      (d) Patents:

            (i) Section 3.21 of the Disclosure Letter is an accurate and complete listing and summary description of all Patents. The Acquired Company is the owner of all right, title and interest in and to each of the Patents free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

            (ii) All the Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes, or actions falling due within 90 days after the date of Closing.

            (iii) No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Seller is not aware of any potentially interfering patent or patent application of any third party.

            (iv) No Patent is infringed, or to each Seller's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any processes or know-how used, by Seller infringe, or to each Seller's Knowledge, are alleged to infringe any patent or other proprietary right of any other Person.

      (e) Trademarks:

            (i) Section 3.21 of the Disclosure Letter is an accurate and complete listing and summary of all Marks. Seller is the owner of all right, title and interest in and to each of the Marks free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

            (ii) All the Marks have been registered and are currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

            (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding nor, to each Seller's Knowledge, is any such action threatened with respect to any of the Marks.


            (iv) Seller is not aware of any potentially interfering trademark or trademark application of any third party.

            (v) No Mark is infringed or, to each Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringe or to each Seller's Knowledge, are alleged to infringe any trade name, trademark or service mark of any third party.

      (f) Copyrights:

            (i) Section 3.21 of the Disclosure Letter is an accurate and complete listing and summary description of all Copyrights. The Acquired Company is the owner of all right, title and interest in and to each of the Copyrights free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

            (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

            (iii) No Copyright is infringed or, to each Seller's Knowledge, has been challenged or threatened in any way. None of the Copyrights infringe or to each Seller's Knowledge, are alleged to infringe any copyright of any third party.

      (g) Trade Secrets:

            (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others.

            (ii) Sellers and the Acquired Company have taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

            (iii) The Acquired Company has good title and an absolute (although not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, nor to the best knowledge of Seller have they been used, divulged, or appropriated for the benefit of any Person other than the Acquired Company or to the detriment of the Acquired Company. No Trade Secret is subject to any adverse claim nor has any Trade Secret been challenged or threatened in any way.

3.22 CERTAIN PAYMENTS. Neither the Acquired Company nor any manager, officer, agent or employee of the Acquired Company has and no other Person associated with or acting for or on behalf of the Acquired Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff influence payment, kickback or other payment to any Person, private or public, regardless of form whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Acquired Company or any Affiliate of the Acquired Company or (b) established or maintained any fund or asset which has not been recorded in the books of the Acquired Company.

3.23 RELATIONSHIPS WITH RELATED PERSONS. Sellers do not have, and no Related Person of Sellers or the Acquired Company has, (nor since January 1, 2005 had) any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Company. Since January 1, 2005, neither Sellers nor any Related Person of Sellers or the Acquired Company, individually or collectively, has, or owns or has owned of record or as a beneficial owner an equity interest or any other financial or profit interest in any Person which has, (i) had business dealings or a material financial interest in any transaction with the Acquired Company, or (ii) engaged in competition with the Acquired Company with respect to any line of the products or services of the Acquired Company (a "Competing Business") in any market presently served by the Acquired Company, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. None of the Sellers is party to any Contract with, or has any claim or right against, the Acquired Company, except as set forth in Section 3.23 of the Disclosure Letter.

3.24 BROKERS OR FlNDERS. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Sellers as a result of the action of Sellers or its agents.

3.25 [Intentionally omitted.]

3.26 DISCLOSURE.

      (a) No representation or warranty of Sellers contained in this Agreement or statement in the Disclosure Letter contains any untrue statement of a material fact. No representation or warranty of Sellers contained in this Agreement or statement in the Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      (b) No notice given pursuant to Section 7.5 will contain any untrue statement or will omit to state a material fact necessary in order to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

      (c) There is no fact known to any Seller which has specific application to any Seller or the Acquired Company (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of the Acquired Company considered as a whole which has not been set forth in this Agreement or the Disclosure Letter.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer hereby represents and warrants to Sellers as follows:

4.1 PREEMPTIVE RIGHTS..There are no preemptive rights of any shareholder of the Buyer to acquire any of its equity securities which would arise upon the completion of the Contemplated Transaction. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Contemplated Transaction.

4.2 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Buyer is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Buyer has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Over the Counter Bulletin Board. The Buyer has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Over the Counter Bulletin Board, and the Buyer has maintained all requirements on its part for the continuation of such quotation.

4.3 CAPITALIZATION

      (a) The authorized capital stock of the Buyer consists of (i) 120,000,000 shares of Common Stock, par value $.0006 per share, of which approximately 27,583,113 are outstanding as of August 1, 2005, and (ii) 20,000,000 shares of Preferred Stock, par value $.0001 per share, none of which is outstanding as of the date hereof. Except as set forth in Section 4.3 of Buyer's Disclosure Letter, there are no outstanding securities which are convertible into shares of common or preferred stock reserved for or subject to issuance. Except as set forth in Section 4.3 of Buyer's Disclosure Letter, as of August __, 2005 Buyer was not obligated to issue any shares of Buyer Common Stock pursuant to any stock ownership plan, stock incentive plan, stock option plan or any other qualified retirement plan (hereinafter referred to as the "Buyer Stock Plans").

      (b) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Buyer has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date.

      (c) The Shares shall have been duly authorized by all necessary corporate action on the part of the Buyer, and, when issued on conversion of an convertible obligation, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

4.4 AUTHORITY This Agreement and each of the other agreements referred to herein and which are executed and delivered as part of the Contemplated Transaction (collectively, the "Transaction Documents"), have been duly and validly authorized by the Buyer, this Agreement has been duly executed and delivered by the Buyer and this Agreement is, and the other Transaction Agreements, when executed and delivered by the Buyer, will be, valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

4.5 NO CONFLICT. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Buyer, the issuance of the securities, and the consummation by the Buyer of the other transactions contemplated by this Agreement and the other Transaction Agreements do not and will not conflict with or result in a breach by the Buyer of any of the terms or provisions of, or constitute a default under Subsidiaries(i) the certificate of incorporation or by-laws of the Buyer, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Buyer is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its Knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body Buyer having jurisdiction over the Buyer or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

4.6 GOVERNMENTAL BODIES No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Buyer is required to be obtained by the Buyer for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

4.7 UNTRUE STATEMENTS. None of the Buyer's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since May 1, 2004, the Buyer has filed all requisite forms, reports and exhibits thereto required to be filed by the Buyer with the SEC.

4.8 MATERIAL ADVERSE EFFECT. Since the date of the Buyer's most recent audited financial statements (the "Buyer Audit Date"), there has been no Material Adverse Effect, except as disclosed in the Buyer's SEC Documents, and, except as provided in the Buyer's SEC Documents, the Buyer has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Buyer by any third party or material claims of the Buyer against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or
(vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

4.9 NONDISCLOSURE. To the Buyer's Knowledge, there is no fact known to the Buyer (other than facts known to the public generally or as disclosed in the Buyer's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

4.10 LEGAL PROCEEDINGS; ORDERS. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, any of the Transaction Agreements. The Buyer is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Buyer is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

4.11 DEFAULT. No Event of Default (or its equivalent term), as defined in the respective agreement to which the Buyer or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

4.12 CONTROL PERSONS. To the Buyer's Knowledge, none of the following has occurred during the past five (5) years with respect to a Buyer Control Person:

      (a) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Buyer Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

      (b) Such Buyer Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (c) Such Buyer Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

            (A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

            (B) engaging in any type of business practice; or

            (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

            (D) Such Buyer Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Buyer Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

            (E) Such Buyer Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

4.14 BROKER COMMISSIONS. The Buyer has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Buyer shall indemnify and hold harmless Sellers from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

4.15 SEC FILINGS All information relating to or concerning the Buyer set forth in the Transaction Agreements or in the Buyer's public filings with the SEC is true and correct in all material respects and all such information has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Buyer or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Buyer.


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

4.16 SURVIVAL. The Buyer confirms that all statements of the Buyer contained herein shall survive acceptance of this Agreement by the Buyer for a period of three (3) years from the last Additional Closing Date. The Buyer agrees that, if, to the Knowledge of the Buyer, any events occur or circumstances exist prior to a Closing Date which would make any of the Buyer's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Buyer shall immediately notify the Sellers in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

4.17 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

4.18 REPORTS; FINANCIAL STATEMENTS. Buyer has made available to each Seller, each registration statement, report, proxy statement or information statement prepared by it since October 31, 2003 (hereinafter referred to as the "Buyer Audit Date"), including its Annual Report on Form 10-K for the year ended October 31, 2004, in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Buyer SEC Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with consistently applied during the periods involved, except as may be noted therein. Since the Buyer Audit Date, Buyer and each of its Subsidiaries required to make filings under any Legal Requirement has filed with the applicable Governmental Bodies all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that could not have a Buyer Material Adverse Effect. Except as set forth in applicable filings with the SEC, to Buyer's Knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act. Buyer has filed all required reports, schedules, forms, statements


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

and other documents required to be filed by Buyer with the SEC since January 1, 2000, all of which (other than preliminary material), as of the respective filing dates, complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such filings. Buyer has not filed any document with the SEC which, at the time of filing, contained any untrue statement of a material fact or omitted as state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filings with the SEC. There is no unresolved violation of any governmental authority of which Buyer has received written notice with respect to any document filed with the SEC which, if result in a manner unfavorable to Buyer, could have a material adverse effect on Buyer.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.

The obligations of Buyer to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

5.1 REPRESENTATION AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Sellers contained in this Agreement and the Disclosure Letter (without giving effect to any updating or corrective information provided pursuant to Article VII or otherwise) shall have been true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects) when made and as of the Closing Date, and Sellers shall have delivered to Buyer a certificate, executed by each Seller and dated the Closing Date, to the foregoing effect.

5.2 NO MATERIAL ADVERSE CHANGE. During the period from the date of the Interim Balance Sheet to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operations, business or prospects of the Acquired Company, individually or taken as a whole, nor any material loss or damage to its assets, whether or not insured, which materially affects the ability of the Acquired Company, individually or taken as a whole, to conduct its business; Sellers shall have delivered to Buyer a certificate, executed by each Seller and dated the Closing Date, to the foregoing effect.

5.3 SELLERS' PERFORMANCE. Each of the Sellers shall have performed and complied with all covenants and agreements required by this Agreement and each other agreement entered into in connection herewith to be performed or complied with by the Sellers on or before the Closing Date. At the Closing, each Seller shall have delivered to Buyer a certificate, dated the Closing Date, to the foregoing effect.


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

5.4 CERTIFICATES OF GOOD STANDING. Sellers shall have delivered to Buyer certificates of good standing, dated the Closing Date, for Aquired Company and Bella Investments LLC in a form reasonably acceptable to Buyer's counsel.

5.5 OWNERSHIP OF INTERESTS. Sellers shall have transferred all the Interests to Buyer, free and clear of all Encumbrances. No claim shall have been filed, made or threatened by any Person asserting that such Person is entitled to any part of the Purchase Price paid for the Interests.

5.6 NO PROHIBITION OF TRANSACTION. No Proceeding or regulation or legislation shall have been instituted, threatened or proposed before, nor any Order issued by, any Governmental Body to enjoin, restrain, prohibit or obtain substantial damage (a) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Contemplated Transactions, or (b) which, in the reasonable judgment of the Buyer, could have a Material Adverse Effect.

5.7 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of any Governmental Body which counsel for Buyer may reasonably deem necessary or appropriate so that consummation of the Contemplated Transactions will be in compliance with applicable Legal Requirements.

5.8 DOCUMENTATION AND CONSENTS. Sellers shall have made all deliveries required pursuant to Section 2.4(a) of this Agreement. In addition, Sellers shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as the Buyer may reasonably request for the purpose of evidencing the accuracy and completeness of any representations or warranties, the performance of any covenants and agreements of the Sellers, or the satisfaction any conditions, all as contained or referred to in this Agreement, or effectuating or confirming the conveyance and transfer of the Shares to Buyer.

5.9 EMPLOYMENT AGREEMENTS. Each of the Sellers shall have executed and delivered to Buyer employment agreements (hereinafter referred to as the "Employment Agreements") in the forms of Exhibits 5.9(a), 5.9(b), 5.9(c) and 5.9(d), respectively.

5.10 CONSENTS TO ASSIGNMENTS. On or prior to the Closing Date, Sellers shall have furnished Buyer with evidence of consents as Sellers shall know or Buyer shall determine to be required to enable Buyer to continue to enjoy the benefit of any Contract or Governmental Authorization to or of which the Acquired Company is a party or a beneficiary and which can, by its terms (with consent) and consistent with applicable Legal Requirements, be so enjoyed after the transfer of the Shares to the Buyer. If there is in existence any Governmental Authorization that by its terms or applicable Legal Requirements, expires, terminates, or is otherwise rendered invalid upon the transfer of the Shares to the Buyer acquired Company to continue to be conducted following the transfer of the Shares, Buyer shall have obtained or been furnished by Sellers an equivalent of that license or permit, effective as of and after the Closing Date.

5.11 RESIGNATIONS. Buyer shall have received the resignation of Chirag Patel as Chief Executive Officer of the Acquired Company and the resignations of all other individuals who are officers or directors of the Acquired Company immediately prior to the Closing that Buyer deems appropriate.

5.12 SELLERS' RELEASE. Buyer shall have received a release in the form of
Exhibit 5.12 executed by each of the Sellers and such other employees of the Acquired Company as Buyer may designate (the "Sellers' Release").

5.13 DUE DILIGENCE. Buyer shall have been satisfied, in its sole and absolute discretion, with its due diligence investigation and review of the financial condition, business and operations of the Company, including, without limitation, Buyer's review of the Company's medical plans; provided, however, that Buyer's due diligence investigation with respect to (i) Encumbrances on or against the personal property of the Company existing prior to the date hereof and (ii) judgments against the Company existing prior to the date hereof shall be limited to searches through the website of LexisNexis, www.lexis.com; provided further, however, that the foregoing shall in no way limit Sellers' obligation hereunder to disclose to Buyer information of which either Seller becomes aware related to (i) and (ii) above.

5.14 [Intentionally omitted.]

5.15 RECORDS. The Acquired Company shall retain possession of all corporate, accounting, business and tax records of each such Acquired Company.

5.16 [Intentionally omitted.]

5.17 OTHER DOCUMENTS AND ASPECTS OF THE TRANSACTION. Buyer shall have received such other documents, instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Buyer.

5.18 ACTIONS SATISFACTORY. All certificates, opinions and other documents to be delivered by Sellers and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of Buyer and its counsel.


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

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

The obligations of Sellers to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Sellers in writing:

6.1 REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Buyer contained in Section 4 of this Agreement shall have been true and correct when made and as of the Closing Date, and Buyer shall have delivered to Sellers a certificate, executed by an executive officer of Buyer and at the Closing Date, to the foregoing effect.

6.2 NO MATERIAL ADVERSE CHANGE. During the period from the date of the Interim Balance Sheet to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operations, business or prospects of the Buyer, individually or taken as a whole, nor any material loss or damage to its assets, whether or not insured, which materially affects the ability of the Buyer, individually or taken as a whole, to conduct its business; Buyer shall have delivered to each Seller a certificate, executed by Buyer and dated the Closing Date, to the foregoing effect.

6.2 INDEMNITY AGREEMENT. Buyer shall have executed and delivered to Sellers the Indemnity Agreement.

6.3 BUYER'S PERFORMANCE. Buyer shall have performed and complied with all covenants and agreements required by this Agreement and each other agreement entered into in connection herewith to be performed or complied with by Buyer on or before the Closing Date. At the Closing, Buyer shall have delivered to Sellers a certificate, signed by an executive officer of Buyer and dated the Closing Date, to the foregoing effect.

6.4 OPINION OF BUYER'S COUNSEL. Buyer shall have delivered to Sellers an opinion of counsel to Buyer, dated the Closing Date, in a form reasonably acceptable to Sellers' counsel.

6.5 CONTINUED LISTING. Buyer's Common Stock shall continue to be eligible for trading on the Over-The-Counter Bulletin Board or NASDAQ.

6.6 EMPLOYMENT AGREEMENTS. Buyer shall have executed and delivered to Sellers Employment Agreements in the forms of Exhibits 5.9(a), 5.9(b), 5.9(c) and 5.9(d), respectively.

6.7 NO PROHIBITION OF TRANSACTION. No Proceeding or regulation or legislation shall have been instituted, threatened or proposed before, nor any Order issued by, any Governmental Body to enjoin, restrain, prohibit or obtain substantial damage (a) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Contemplated Transactions, or (b) which, in the reasonable judgment of Sellers, could have a Material Adverse Effect.

6.8 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of any Governmental Body which counsel for Sellers may reasonably deem necessary or appropriate so that consummation of the Contemplated Transactions will be in compliance with applicable Legal Requirements.

6.9 MEMBERS' RELEASE. Seller shall have received a Release in the form of
Exhibit 2.5(b)(vi) executed by the Acquired Company releasing each of the Sellers (the "Members' Release").

ARTICLE VII

COVENANTS OF SELLERS PRIOR TO CLOSING DATE

7.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Closing Date, Sellers shall, and shall cause the Acquired Company and its officers, employees, agents and representatives to, afford Buyer and its representatives (including legal counsel, financial and other advisors, consultants and independent accountants) full and free access to the Acquired Company's personnel, properties, contracts, books and records and other documents and data, including tax returns, and shall furnish Buyer with copies of all documents and with such additional financial and operating data and other information as Buyer shall, from time to time, reasonably request for the purpose of enabling Buyer to investigate the affairs of the Acquired Company and the accuracy of the representations and warranties of Sellers made in this Agreement. During such investigation, Buyer and its representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as it may deem advisable. The furnishing of such information to Buyer any such investigation by Buyer shall not affect Buyer's right to rely on any of the representations and warranties made in this Agreement.

7.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY. During the period the date of this Agreement to the Closing Date, Sellers shall cause the Acquired Company to conduct its business only in the ordinary course and in a manner consistent with the past practices of such Acquired Company; use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; confer with Buyer concerning operational matters of material nature; and report periodically to Buyer concerning the status of the business, operations and finances of the Acquired Company.

7.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, Sellers shall not, without the prior consent of Buyer, take any action described in Section 3.16 of this Agreement.

7.4 APPROVALS OF GOVERNMENTAL BODIES. Between the date of this Agreement the Closing Date, Sellers will use their Best Efforts, and will cooperate with Buyer in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Body, in each case required by Legal Requirements to allow the consummation of this Agreement and the Contemplated Transactions.

7.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Acquired Company becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Sellers in this Agreement or if he, she or the Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if such Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers shall deliver to Buyer a Supplement to the Disclosure Letter specifying such change. Delivery of such Supplements shall be for information purposes only and shall not modify in any such respect any representation, warranty, covenant or condition contained herein. During the same period, each Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Sellers set forth in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions set forth in Section 5 impossible or unlikely.

7.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided herein, Sellers shall cause all indebtedness of any Related Person to the Acquired Company to be paid in full prior to Closing.

7.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 12.1, Sellers shall not, and shall cause the Acquired Company not to, solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of the assets or stock of the Acquired Company.

7.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions specified in Article V to be satisfied.

ARTICLE VIII

COVENANTS OF BUYER PRIOR TO CLOSING DATE.

8.1 APPROVALS OF GOVERNMENTAL BODIES. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts, and will cooperate with Sellers in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Body, in each case required by Legal Requirements to allow the consummation of this Agreement and the Contemplated Transactions, provided that nothing herein shall require Buyer to dispose of, or make any change in, any portion of its business or to incur any other burden in order to obtain any consent, approval or authorization.

8.2 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers in writing if it becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Buyer in this Agreement or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

8.3 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the condition specified in Article VI hereof to be satisfied.

ARTICLE IX

COVENANTS OF SELLERS AND BUYER SUBSEQUENT TO THE CLOSING DATE.

9.1 FURTHER ASSURANCES. Sellers will, upon request of Buyer from time to time after the Closing, execute and deliver, and use their Best Efforts to cause other Persons to execute and deliver, to Buyer all such further documents and instruments, and will do or use their Best Efforts to cause to be done such other acts, as Buyer may reasonably request more completely to consummate and make effective the Contemplated Transactions.

9.2 FURTHER CONSENTS. If the transfer of the Shares to the Buyer at the Closing without the consent or approval of a third Person would constitute a breach of any Contract to which the Company is a party or by which it or any of its properties are bound or create in any third Person the right to declare a default in respect of, or to cancel or terminate, any such Contract or any Governmental Authorization of the Company and if such consent or approval (or an effective waiver thereof) is not obtained prior to the Closing, then Buyer shall have the right by an instrument executed in writing and delivered to the Sellers at the Closing to cause the transfer of the Shares not to carry with it an assignment of the item or items that necessitate such consent or approval until such consent or approval (or an effective waiver thereof) shall have been obtained. In such an event, the Sellers will continue after Closing to use their Best Efforts promptly to obtain such consents and approvals, or effective waivers thereof, and will cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefit of the Company's rights thereunder.

9.3 SEC REPORTS. On and after the Closing Date, Buyer shall timely file, or cause to be timely filed, with the SEC, such reports and/or statements required to be filed by it in connection with the consummation of the Contemplated Transactions.

ARTICLE X

MUTUAL COVENANTS

10.1 EXPENSES. Except as expressly otherwise provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party. The Acquired Company may pay professional fees of up to $20,000 for the benefit of the Sellers.

10.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity, including any reports or statements required to be filed with the SEC with respect to this Agreement or the Contemplated Transactions shall be issued, if at all, at such time and in such manner as Buyer and Sellers shall mutually determine; provided that the parties agree that (i) a press release announcing the signing of this Agreement shall be issued and filed by the Acquired Company and Buyer within 24 hours of execution of this Agreement by Buyer and Sellers and (ii) a Form 8-K shall be filed by the Buyer and a Schedule 13D, as deemed necessary to comply with Rule 13d-1 promulgated under the Exchange Act, shall be filed by each of Buyer and each Seller, within the time frames provided under the applicable rules and regulation of the Securities and Exchange Commission. Unless consented to by the Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Acquired Company to, keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer shall have the right to be present for any such communication.

10.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of another party or the Company any written, oral or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as may reasonably be requested. Whether or not the Closing takes place, Sellers waive, and will upon request cause the Company to waive, any cause of action, right or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by the Buyer of such trade secrets or confidential information.

ARTICLE XI

INDEMNIFICATION; REMEDIES

11.1 SURVIVAL. All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

11.2 TIME LIMITATIONS. If the Closing occurs, Sellers shall have no liability (for indemnification or otherwise) with respect to the breach of any representation, warranty, covenant or agreement, unless on or before the date that is twelve (12) months after the Closing Date Sellers are given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, however, a claim with respect to Sections 3.3, 3.11, 3.13 and 3.19, may be made at any time. If the Closing occurs, Buyer shall have no liability (for indemnification or otherwise) with respect to the breach of any representation, warranty, covenant or agreement, unless on or before the date that is twelve (12) months after the Closing Date Buyer is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

11.3 INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, shall indemnify and hold harmless Buyer, the Acquired Company and its respective agents, representatives, employees, officers, directors, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable costs of investigation and defense and reasonable attorneys fees) or diminution of value, whether or not involving a third-party claim (collectively, hereinafter referred to as the "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Sellers in this Agreement or in any certificate delivered by Sellers pursuant to this agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Sellers to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions. No claim may be made against the Sellers for indemnification pursuant to this provision with respect to any claim unless the aggregate amount of all claims exceeds $100,000, in which case the Sellers shall be required to pay or be liable for all claims in excess of the $100,000 amount; provided further that the maximum amount payable by each Seller shall not exceed the value of the consideration paid by Buyer to Seller in connection with the sale of the Interests. For purposes of this paragraph, the value of the stock of the Buyer shall be the value on the first day on which such stock is tradable, without restriction, on a recognized national securities exchange. The amount of indemnifiable damages hereunder shall be net of any insurance proceeds and any indemnity, contribution or similar payment payable by any third party with respect thereto.

11.4 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Sellers, and shall reimburse Sellers for, any Damages arising from or in connection with
(a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Buyer to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, the aggregate liability of Buyer to Sellers under this Article XI shall not exceed $1,000,000.

11.5 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 11.3 or 11.4 of notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such Proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall, unless the claim involves Taxes, be entitled to participate therein and, to the extent that it shall wish (unless
(i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representations would be inappropriate or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect thereto), to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such a Proceeding, (a) no compromise or settlement thereof may be effected by the indemnified party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party.

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

11.6 EXCLUSIVITY OF INDEMNIFICATION FOR CONTRACTUAL BREACHES. No party hereto is making any representation, warranty or covenant other than those contained herein. Anything herein to the contrary notwithstanding, following the Closing, the rights of the parties under the provisions of this Article XI shall be the sole and exclusive remedy available to the parties with respect to claims or damages arising out of breaches of the representations, warranties, covenants or other contractual obligations of the parties set forth in this Agreement. Nothing in the foregoing shall preclude the parties from seeking any claims or damages under any other Transaction Agreements entered into as part of the contemplated transaction including, but not limited to, the Employment Agreements, to remedy breaches by the parties under such Agreements.

ARTICLE XII

TERMINATION

12.1 TERMINATION EVENTS. Subject to the provisions of Section 12.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

      (a) by either Buyer or Sellers if a default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

      (b)

            (i) by Buyer if all of the conditions set forth in Article V shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Buyer to fully comply with its obligations hereunder, and shall not have been waived by Buyer on or before such date; or

            (ii) by Sellers, if all of the conditions set forth in article VI shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Sellers to fully comply with its obligations hereunder, and shall not have been waived by Sellers on or before such date;

      (c) by mutual consent of Buyer and Sellers; or

      (d) by either Buyer or Sellers if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before August 31, 2005 or such later date as may be agreed upon in writing by the parties. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 10.1 and 10.3 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

ARTICLE XIII

MISCELLANEOUS

13.1 NOTICES. Notices, requests, instructions or other documents to be in given under this Agreement shall be in writing and shall be deemed given and received,
(i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  If to Buyer:

                  Superclick, Inc.
                  4275 Executive Square
                  Suite 215
                  La Jolla, CA 92037

                  Attention: Todd M. Pitcher, Chairman
                  Facsimile: 858-279-1799

                  At the same address, with a copy to:

                  Attention: Michael L. Corrigan
                  Facsimile:

            If to any Seller:

                        to To the address set forth below such Seller's name on
                  the signature pages hereto

                  With copies to:

            or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

13.2 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

      (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in the State of Georgia solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.2.

13.3 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

13.4 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

13.5 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter (including, but not limited to, any letter of intent among Buyer and Sellers and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement may not be changed or terminated, except by a written agreement executed by Buyer and Sellers.

13.6 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other Person.

13.7 SEVERABILITY. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent no held invalid or unenforceable.

13.8 SECTION HEADINGS, CONSTRUCTION. The headings of Sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections in this Agreement refer to the corresponding Sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision hereof.

13.9 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, individually, or by the duly authorized officers of the parties as of the date first written above.

                                                        SELLERS


                                                                          (Seal)
                                        ----------------------------------------
                                        Name: Chirag Patel

                                        Address:
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------


                                                                          (Seal)
                                        ----------------------------------------
                                        Name: Anil Patel

                                        Address:
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------


                                                                          (Seal)
                                        ----------------------------------------
                                        Name: Vimal Patel

                                        Address:
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

                                        Bella Investments, LLC

                                        By:
                                            ------------------------------------
                                            Name: Dipan Patel, Authorized
                                                  Signature of Bella
                                                  Investments, LLC

                                        Address:
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------


                                                                          (Seal)
                                        ----------------------------------------
                                        Name: Nitin Shah

                                        Address:
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------


                                        SUPERCLICK, INC. ("BUYER")

                                        By:
                                            ------------------------------------
                                            Name: Todd M. Pitcher
                                            Title: Chairman

                                        By:
                                            ------------------------------------
                                            Name: Sandro Natale
                                            Title: President

                                            [Corporate Seal]

EXHIBITS

Exhibit 2.5(b)(ii)      Secured Convertible Promissory Note issuable to Hotel
                        Net LLC Shareholders

Exhibit 2.5(b)(iii)     Earn-Out Convertible Promissory Note

Exhibit 2.5(b)(v)       Earn-Out Agreement


Exhibit 2.5(b)(vi)      Member's Release Agreement

Exhibit 5.9(a)          Employment Agreement with Chirag Patel

Exhibit 5.9(b)          Employment Agreement with Anil Patel

Exhibit 5.9(c)          Employment Agreement with Vimal Patel

Exhibit 5.9(d)          Employment Agreement with Brandon Dunn

DISCLOSURE LETTER

Section 3.3             Capitalization

Section 3.8             Accounts Receivable

Section 3.9             Inventory

Section 3.10            No Undisclosed Liabilities

Section 3.11            Taxes

Section 3.12            No Material Adverse Change

Section 3.13            Benefit Plans

Section 3.14            Compliance with Legal Requirements; Governmental
                        Authorizations

Section 3.15            Legal Proceedings; Orders

Section 3.16            Absence of Certain Changes and Events

Section 3.17            Contracts; No Defaults

Section 3.18            Insurance

Section 3.22            Intellectual Property